Exhibit 99.1

Carlyle Announces Fourth Quarter and Full Year 2022 Financial Results

Washington, DC and New York, NY – February 7, 2023 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2022. The full detailed presentation of Carlyle's fourth quarter and full year 2022 results can be viewed here.

Carlyle Co-founder and Interim Chief Executive Officer William Conway said, “Carlyle delivered strong financial performance for our stakeholders in 2022, despite the challenging market environment. With Harvey Schwartz as our new CEO, Carlyle is well-positioned to build on our strength and momentum to bolster the firm’s position, capture opportunities, and create value for our investors and shareholders.”

U.S. GAAP results for Q4 2022 and 2022 included income before provision for income taxes of $172 million and $1.6 billion, and net income attributable to The Carlyle Group Inc. common shareholders of $127 million and $1.2 billion, or net income per common share of $0.35 and $3.35, on a diluted basis. Total balance sheet assets were $21 billion as of December 31, 2022.
Dividend
The Board of Directors has declared a quarterly dividend of $0.325 per common share to holders of record at the close of business on February 22, 2023, payable on March 1, 2023. For full year 2022, the Board of Directors declared $1.30 in aggregate distributions to common shareholders.
Additionally, the Board of Directors approved an increase in the common stock dividend to an annual rate of $1.40 per share ($0.35 per common share on a quarterly basis), which is anticipated to commence for the first quarter 2023 dividend anticipated to be paid in May 2023.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Tuesday, February 7, 2023, to announce its fourth quarter and full year 2022 financial results. The conference call will be available via public webcast from the Events & Presentations section of ir.carlyle.com and a replay will also be available on the website soon after the call’s completion.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $373 billion of assets under management as of December 31, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,100 people in 29 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our expectations regarding the impact of COVID-19, our dividend policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 10, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Kristen Greco
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4763
daniel.harris@carlyle.com	leigh.farris@carlyle.com		kristen.greco@carlyle.com

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